Exhibit 99.2

IN THE UNITED STATES DISTRICT COURT

FOR THE SOUTHERN DISTRICT OF OHIO

EASTERN DIVISION

ERIC GILBERT,	)
On behalf of himself and others similarly	)	CASE NO. 2:15-cv-02854
situated,	)
	)	JUDGE GEORGE C. SMITH
Plaintiff,	)
	)	MAGISTRATE JUDGE
v.	)	NORAH MCCANN KING
)
ABERCROMBIE & FITCH CO., et al.,	)
)
Defendants.	)

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF CLASS ACTION

TO:	ALL PERSONS WHO HELD COMMON STOCK OF ABERCROMBIE & FITCH CO. (“ANF”) AT ANY TIME DURING THE PERIOD FROM AUGUST 7, 2014, THROUGH AND INCLUDING THE CLOSE OF TRADING ON THE DATE OF THE SETTLEMENT HEARING AND WHO CONTINUE TO HOLD ANF COMMON STOCK ON THE DATE OF THE SETTLEMENT HEARING, BUT EXCLUDING (i) THE INDIVIDUAL DEFENDANTS AND THEIR RESPECTIVE IMMEDIATE FAMILY MEMBERS; AND (ii) AGENTS, ATTORNEYS, HEIRS, SUCCESSORS-IN-INTEREST OR ASSIGNS OF ANY OF THE FOREGOING EXCLUDED PERSONS.

The purpose of this Notice is to inform you about: (i) the pendency of the above-captioned stockholder class action (the “Class Action”), which was brought by a Stockholder of Abercrombie & Fitch Co. (“ANF” or the “Company”) on behalf of himself and other ANF Stockholders and is currently pending in the United States District Court for the Southern District of Ohio (the “Court”); (ii) a proposed settlement (the “Settlement”), subject to Court approval, as provided in a Stipulation and Agreement of Settlement (the “Stipulation”) that was filed with the Court and is available for review as indicated below; (iii) the hearing that the Court will hold on June 28, 2016, to determine whether to approve the Settlement and to consider Class

Plaintiff’s Lead Counsel’s application for an award of Attorneys’ Fees and Expenses incurred in the prosecution of the Class Action; and (iv) Class Members’ rights with respect to the proposed Settlement and Class Plaintiff’s Lead Counsel’s application for Attorneys’ Fees and Expenses.1

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY.

YOUR RIGHTS WILL BE AFFECTED BY THIS LITIGATION.

The Stipulation was entered into as of February 18, 2016, between and among the plaintiff Eric Gilbert (the “Class Plaintiff”) and defendants ANF, Arthur C. Martinez, James B. Bachmann, Bonnie R. Brooks, Terry L. Burman, Sarah M. Gallagher, Michael E. Greenlees, Archie M. Griffin, Charles R. Perrin, Stephanie M. Shern and Craig R. Stapleton (the “Individual Defendants”) and defendant Wells Fargo Bank, N.A. (“Wells Fargo”) (collectively, “Defendants”), subject to the approval of the Court pursuant to Rule 23 of the Federal Rules of Civil Procedure.

The following description of the Class Action does not constitute findings of the Court. It is based on statements of the Parties and should not be understood as an expression of any opinion of the Court as to the merits of any of the claims or defenses raised by any of the Parties. The Court has not yet finally approved the Settlement.

WHAT IS THE PURPOSE OF THIS NOTICE?

1. The purpose of this Notice is to explain the Class Action, the terms of the proposed Settlement, and how the proposed Settlement affects ANF Stockholders’ legal rights.

2. In a stockholder class action, one or more people and/or entities who are current stockholders of a company sue on behalf of and for the benefit of the stockholders, seeking to enforce their legal rights.

[1]	All capitalized terms not otherwise defined in this Notice shall have the meaning provided in the Stipulation.

3. As described more fully below, Class Members have the right to object to the proposed Settlement and the application by Class Plaintiff’s Lead Counsel for an award of Attorneys’ Fees and Expenses. They have the right to appear and be heard at the Settlement Hearing, which will be held on June 28, 2016, at 10:00 a.m., before the Honorable Norah McCann King of the United States District Court for the Southern District of Ohio, at the United States Courthouse, Room 228, 85 Marconi Boulevard, Columbus, Ohio 43215. At the Settlement Hearing, the Court will determine: (i) whether the Settlement should be approved; (ii) whether the Released Claims against Defendants and other Released Persons should be dismissed with prejudice as set forth in the Stipulation; and (iii) whether Class Plaintiff’s Lead Counsel’s request for an award of Attorneys’ Fees and Expenses should be approved by the Court.

WHAT IS THIS CASE ABOUT? WHAT HAS HAPPENED SO FAR?

1. Currently pending is a putative class action styled Eric Gilbert v. Abercrombie & Fitch Co., et al., which was filed on August 22, 2015, in the Common Pleas Court of Franklin County, Ohio, where it was assigned Case No. 15 CV 007354.

2. On September 24, 2015, pursuant to the Class Action Fairness Act, 28 U.S.C. §§ 1332(d) and 1453, ANF and the Individual Defendants removed the case to the United States District Court for the Southern District of Ohio, where it was assigned Case No. 2:15-cv-02854.

3. The Class Plaintiff has asserted a claim for breach of fiduciary duty against the Individual Defendants due to the inclusion of certain provisions in two credit agreements entered into by ANF, Wells Fargo and a group of lenders on August 7, 2014 (the “2014 Credit Agreements”). The Class Plaintiff asserted a separate claim against Wells Fargo for aiding and abetting the Individual Defendants’ alleged breach of fiduciary duty.

4. The Class Plaintiff contends that the inclusion of certain provisions in each of the 2014 Credit Agreements unlawfully deters proxy contests at the Company and entrenches the incumbent ANF Board of Directors.

5. The Class Plaintiff seeks declaratory and injunctive relief against enforcement of these certain provisions of the 2014 Credit Agreements, along with attorneys’ fees, costs and expenses. The Class Action does not seek monetary damages.

6. Following the filing of the Class Action, the 2014 Credit Agreements were amended effective September 10, 2015.

7. Based upon the modifications of the 2014 Credit Agreements effective September 10, 2015, counsel for the Class Plaintiff and the respective counsel for ANF and the Individual Defendants engaged in negotiations concerning an agreed class-wide dismissal of the Class Action with prejudice, to avoid the burden, expense, distraction and uncertainties inherent in litigation and without admitting any wrongdoing.

8. On or about February 18, 2016, the Parties concluded their settlement discussions and finalized the documentation of their agreement to settle the Gilbert Action in conjunction with a class-wide dismissal with prejudice of all claims in such action.

9. Thereafter, the parties proceeded to document the Settlement. The terms of the Settlement are described below.

WHAT ARE THE TERMS OF THE SETTLEMENT?

1. As partial consideration for the Settlement, Defendants arranged for amendment of the 2014 Credit Agreements, effective September 10, 2015.

2. ANF and the Individual Defendants also have agreed that the ANF Board shall adopt a resolution instructing the General Counsel of ANF that, for the three years from and after the Settlement Effective Date, any proposed Agreement (defined below) that includes a Change-of-Control Provision (defined below) must be brought to the attention of the ANF Board, prior to execution and delivery, for consideration of any impact of such Change-of-Control Provision on the Stockholder voting franchise in respect of the nomination and election of directors, among other factors considered in the exercise of its business judgment as being relevant to approval of the Agreement. For purposes of the foregoing sentence, (1) “Agreement” shall mean any proposed credit agreement or other agreement for borrowed money to be entered into by ANF and/or any subsidiary of ANF that, in the commercially reasonable estimation of the General Counsel of ANF, involves an aggregate principal amount that exceeds $100 million at its inception; and (2) “Change-of-Control Provision” shall mean any provision substantially similar in effect to the “Change of Control” definition in Section 1.01(b) of each of the 2014 Credit Agreements (as defined by the Settlement Stipulation) prior to the amendment thereof as of September 10, 2015.

3. Defendants have denied the claims asserted against them and disclaim any liability or damages or having engaged in any wrongdoing or violation of law of any kind whatsoever. Accordingly, the Settlement may not be construed as an admission of wrongdoing by ANF or the Individual Defendants or Wells Fargo, nor construed or deemed to be evidence of or an admission or concession on the part of ANF or the Individual Defendants or Wells Fargo with respect to the merits of any claim, nor of any infirmity in the defenses that ANF or the Individual Defendants or Wells Fargo have, or could have, asserted in the Class Action. Likewise, the Settlement shall in no event be construed or deemed to be evidence of or an admission or concession on the part of the Class Plaintiff of any infirmity in the claims that the Class Plaintiff has, or could have, asserted.

WHAT ARE THE CLASS PLAINTIFF’S REASONS FOR THE SETTLEMENT?

1. As discussed above, the Class Plaintiff’s Lead Counsel believes that the claims asserted against the Individual Defendants and Wells Fargo have merit and that there is evidence to support those claims. The Class Plaintiff’s Lead Counsel recognizes, however, the expense and length of continued proceedings necessary to prosecute the Class Action through trial and appeal, as well as the risk that the Court could have adopted Defendants’ view of the applicable legal standard or of the underlying evidence, and could grant a motion by Defendants for summary judgment or otherwise enter judgment in favor of Defendants. If the Court or a jury after trial determined, after reviewing the evidence, that the Individual Defendants did not breach fiduciary duties of care, loyalty and good faith, or that Wells Fargo did not aid and abet a breach of fiduciary duties, the claims at issue against the Individual Defendants and/or Wells Fargo could be denied and no judgment for the benefit of ANF Stockholders would be achieved. Class Plaintiff’s Lead Counsel also considered the expense and length of continued proceedings necessary to pursue the claims against the Individual Defendants and Wells Fargo through trial, as well as the uncertainty of appeals.

2. The Class Plaintiff has taken into account the uncertain outcome and the risk of any litigation, especially in complex class actions such as this Class Action, as well as the difficulties and delay inherent in such litigation, particularly delays and possible appeals, even assuming that the Class Plaintiff prevails at trial. The Class Plaintiff and his counsel are also mindful of the inherent problems of proof and possible defenses to the claims asserted in the Class Action. Based on their evaluation, the Class Plaintiff and his counsel have determined that the Settlement set forth in this Stipulation is fair, reasonable and adequate and in the best interests of ANF Stockholders.

3. In this regard, Class Plaintiff’s Lead Counsel also considered the possibility that, even if a jury or the Court found after trial that any or all of the Individual Defendants had breached their fiduciary duties, or that Wells Fargo had aided and abetted such breach, the scope of any judgment for the benefit of ANF Stockholders could be limited by the affirmative defenses that Defendants would be expected to assert in defense of the claims against them. In addition, Class Plaintiff’s Lead Counsel considered the possibility that a jury or the Court may not be able to order the specific relief achieved in the Settlement, including the 2014 Credit Agreement amendments and the contract-review reform. Finally, even if the Court found material factual disputes warranting trial, a jury could rule in favor of the Individual Defendants and/or Wells Fargo, resulting in no judgment for the benefit of ANF Stockholders.

4. In light of the amendment of the 2014 Credit Agreements and the significant contract-review measure to be adopted pursuant to the proposed Settlement, Class Plaintiff’s Lead Counsel believes that the proposed Settlement is fair, reasonable, adequate and in the best interests of ANF Stockholders. The Settlement provides substantial immediate benefits to ANF Stockholders without the risk that continued litigation could result in obtaining similar or lesser relief for ANF Stockholders after continued extensive and expensive proceedings, including trial and the appeals that were likely to follow. In particular, the implementation of the contract-review reform is expected to enhance the ANF Board’s oversight, significantly addressing Class Plaintiff’s concern.

WHAT MIGHT HAPPEN IF THERE WERE NO SETTLEMENT?

1. If there were no Settlement, the case against ANF and the Individual Defendants and Wells Fargo would continue. The Class Plaintiff and Defendants have sharply diverging views of the factual merits of the case and the applicable legal standards. Under the applicable rules, the Court would determine whether, in light of the legal standards that apply to the conduct of ANF and the Individual Defendants and Wells Fargo, there are material factual disputes that should be decided by a jury or Court. The Class Plaintiff’s Lead Counsel recognizes that the Court could adopt the view of the applicable legal standards advocated by ANF and the Individual Defendants and Wells Fargo or otherwise decide that the discovered facts are insufficient to impose liability as a matter of law.

2. If, however, the Court were to agree with the Class Plaintiff’s Lead Counsel that summary judgment is improper, then the case would proceed to trial, barring a pretrial settlement approved by the Court. If the Class Plaintiff prevailed on his claims in their entirety at trial, ANF and the Individual Defendants and/or Wells Fargo could be ordered to act in accordance with certain orders of the Court. If ANF or the Individual Defendants and Wells Fargo prevailed at trial, there would be no recovery or benefit for ANF Stockholders. In addition, following a trial, lengthy appeals by the losing party would be likely.

WHAT CLAIMS WILL THE SETTLEMENT RELEASE?

1. If the Settlement is approved, the Court will enter a judgment (the “Final Judgment”). Pursuant to the Final Judgment, the following releases will occur upon the Settlement Effective Date:

Release of Claims by Class Plaintiff and the Class: Upon the Settlement Effective Date, Class Plaintiff (acting on his own behalf and on behalf of the Class), ANF, and each of ANF’s Stockholders shall be deemed to have, and by operation of law and of the Final Judgment shall have, fully, finally and forever released, waived, discharged and dismissed with prejudice each and every one of the Released Claims (including Unknown Claims) against the Released Persons, and to have covenanted not to sue (including any derivative suit) the Released Persons with respect to all such Released Claims, and shall be permanently barred and enjoined from instituting, commencing or prosecuting the Released Claims against the Released Persons.

Release of Claims by Defendants: Upon the Settlement Effective Date, the Defendants shall be deemed to have, and by operation of law and of the Final Judgment shall have, fully, finally and forever released, relinquished and discharged Class Plaintiff and Class Plaintiff’s Counsel from all claims (including Unknown Claims) arising out of, relating to or in connection with the institution, prosecution, assertion, settlement or resolution of the Gilbert Action or the Released Claims. Nothing herein shall in any way impair or restrict the rights of any Party to enforce the terms of the Stipulation.

“Released Claims” means any and all claims or causes of action (including Unknown Claims), debts, demands, disputes, rights, suits, matters, issues, damages, obligations or liabilities of any kind, nature and/or character whatsoever (including, but not limited to, any claims for damages, interest, attorneys’ fees, expert or consulting fees, and any and all other costs, expenses or liabilities whatsoever), whether known or unknown, whether under federal, state, local, statutory, common law, foreign law or any other law, rule or regulation, whether fixed or contingent or absolute, accrued or unaccrued, liquidated or unliquidated, at law or in equity, matured or unmatured, discoverable or undiscoverable, concealed or hidden, asserted, or that have been or could have been asserted, by Class Plaintiff or ANF’s Stockholders, or any of them (both individually or derivatively on behalf of ANF), against the Released Persons based upon, arising out of or related to (a) the facts, transactions, events, occurrences, disclosures, statements, alleged mismanagement and/or misconduct, acts, omissions, or failures to act, concealment, misrepresentation, violation of law or other matter which were alleged or could have been alleged in the Gilbert Action, including, without limitation, any and all claims for breach of fiduciary duty, aiding and abetting breach of fiduciary duty and claims arising out of the institution, prosecution, assertion, settlement or resolution of litigation against any Released Person or (b) the defense or Settlement of the Gilbert Action and/or the Released Claims, including the payments provided for herein. Nothing set forth herein shall constitute a release by or among ANF and the Individual Defendants or Released Persons of the rights and obligations relating to indemnification and advancement of defense costs arising from ANF’s or any of its subsidiary’s, division’s, or related or affiliated entity’s certificate of incorporation or bylaws, Delaware law, or any indemnification or other agreement.

“Unknown Claims” means any and all Released Claims that Class Plaintiff or any other Stockholder does not know or suspect to exist in his, her or its favor at the time of the release of the Released Persons, including claims which, if known by him, her or it, might have affected his, her or its Settlement with and release of the Released Persons, or might have affected his, her or its decision not to object to this Settlement. Unknown Claims include those claims in which some or all of the facts comprising the claim may be suspected, or even undisclosed or hidden. With respect to any and all Released Claims, the Parties stipulate and agree that, upon the Settlement Effective Date, Class Plaintiff and each other Stockholder shall be deemed to have waived, and by operation of the Final Judgment shall have expressly waived, any and all provisions, rights and benefits conferred by Cal. Civ. Code § 1542, or by any law of any state or territory of the

United States, or principle of common law or foreign law, which is similar, comparable or equivalent to Cal. Civ. Code § 1542, which provides:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

Class Plaintiff and each other ANF Stockholder acknowledge that they may hereafter discover facts in addition to or different from those now known or believed to be true by them, with respect to the subject matter of the Released Claims but, upon the Settlement Effective Date, Class Plaintiff shall expressly settle and release, and each of ANF’s Stockholders shall be deemed to have and by operation of law and of the Final Judgment shall have completely, fully, finally and forever compromised, settled, released, discharged and extinguished any and all Released Claims, known or unknown, suspected or unsuspected, contingent or absolute, apparent or unapparent, whether or not concealed or hidden, which do now exist, or heretofore existed, or may hereafter exist, under any theory of law or equity now existing, including, but not limited to, conduct that is negligent, intentional, with or without malice, or a breach of any duty, law or rule, and without regard to the subsequent discovery or existence of additional or different facts. Class Plaintiff and each other Stockholder shall by operation of law be deemed to have acknowledged that the inclusion of “Unknown Claims” in the definition of Released Claims was separately bargained for and agreed upon with the express intention of releasing Unknown Claims, and is a key element of the Settlement of which this Release is a part.

HOW WILL THE ATTORNEYS BE PAID?

1. Class Plaintiff’s Counsel have not received any payment for their services in pursuing the claims against Defendants in the Class Action, nor have Class Plaintiff’s Lead Counsel been reimbursed for their out-of-pocket expenses. Class Plaintiff’s Lead Counsel invested their own resources in pursuing the case on a contingency basis, meaning that they would only recover their expenses and be compensated for their time if they created benefits through the Class Action. In light of the risks undertaken in pursuing the Class Action on a contingency basis and the benefits created for ANF Stockholders through the Class Action, Class Plaintiff’s Lead Counsel intends to apply to the Court for an award of attorneys’ fees in an amount not to exceed $165,000 plus reimbursement of expenses in an amount not to exceed $2,000. The Court will determine the amount of any Attorneys’ Fees and Expense award.

WHEN AND WHERE WILL THE COURT RULE ON APPROVAL OF THE

SETTLEMENT? DO I HAVE TO COME TO THE HEARING? MAY I SPEAK AT

THE HEARING?

1. If you owned ANF common stock at any time during the period from August 7, 2014, and continue to own such stock through June 28, 2016, the date of the Settlement Hearing, then you are a member of the Class (“Class Member”), and you may, if you want to do so, comment to the Court on the proposed Settlement and/or the application for an award of Attorneys’ Fees and Expenses. Class Members who do not want to object in person to the proposed Settlement and/or the application for Attorneys’ Fees and Expenses do not need to attend the Settlement Hearing. You can object to the Settlement and/or the application for Attorneys’ Fees and Expenses without attending.

2. The Settlement Hearing will be held on June 28, 2016, at 10:00 a.m. before the Honorable Norah McCann King of the United States District Court for the Southern District of

Ohio at the United States Courthouse, Room 228, 85 Marconi Boulevard, Columbus, Ohio 43215. The Court reserves the right to approve the Settlement or the application for Attorneys’ Fees and Expenses at or after the Settlement Hearing without further notice to Class Members.

3. Any Class Member may object to the Settlement or Class Plaintiff’s Lead Counsel’s request for an award of Attorneys’ Fees and Expenses. Objections must be in writing, must include your name, address and telephone number, and must include the grounds for your objection and any documents or writings you may want the Court to consider. Objections must also include proof that you owned shares of ANF common stock at any point during the period from August 7, 2014, and continue to own such shares. You must file your objection with the Clerk’s Office at the address set forth below on or before June 14, 2016. You must also serve the papers (by hand, first-class mail or express service) on Class Plaintiff’s Counsel and Defendants’ counsel at the addresses set forth below so that the papers are received by such counsel on or before June 14, 2016:

Clerk’s Office	Class Plaintiff’s Counsel
UNITED STATES DISTRICT COURT FOR	Maribeth Meluch
THE SOUTHERN DISTRICT OF OHIO	ISAAC WILES BURKHOLDER & TEETOR,
85 Marconi Boulevard	LLC
Columbus, Ohio 43215	Two Miranova Place, Ste. 700
Columbus, Ohio 43215

Eric L. Zagar
KESSLER TOPAZ MELTZER & CHECK,
LLP
280 King of Prussia Road
Radnor, PA 19087

Jeremy Friedman
FRIEDMAN OSTER & TEJTEL PLLC
240 E. 79th Street, Suite A
New York, NY 10075

Counsel for ANF
John J. Kulewicz
VORYS, SATER, SEYMOUR AND PEASE
LLP
52 East Gay Street
Columbus, Ohio 43215

Counsel for the Individual Defendants
Aneca E. Lasley
SQUIRE PATTON BOGGS (US) LLP
2000 Huntington Center
41 South High Street
Columbus, OH 43215-6101

Counsel for Wells Fargo
Charles W. Cox
ALSTON & BIRD LLP
333 South Hope Street, 16th Floor
Los Angeles, California 90071

4. Class Members may file a written objection without having to appear at the Settlement Hearing. A Class Member may not appear at the Settlement Hearing to present his,

her or its objection, however, unless he, she or it first filed and served a written objection in accordance with the procedures described above, unless the Court orders otherwise.

5. A Class Member who or which wants to be heard at the Settlement Hearing in opposition to the approval of the Settlement or Class Plaintiff’s Lead Counsel’s request for an award of Attorneys’ Fees and Expenses, and has filed and served a timely written objection as described above, also must notify the above counsel on or before June 14, 2016, concerning his, her or its intention to appear. Persons who intend to object and desire to present evidence at the Settlement Hearing must include in their written objections the identity of any witnesses they may call to testify and exhibits they intend to introduce into evidence at the Settlement Hearing.

6. The Settlement Hearing may be adjourned by the Court without further written notice to Class Members. If you intend to attend the Settlement Hearing, you should confirm the date and time with Class Plaintiff’s Lead Counsel.

7. Unless the Court orders otherwise, any Class Member who does not object in the manner described above will be deemed to have waived any objection and shall be forever foreclosed from making any objection to the proposed Settlement or Class Plaintiff’s Lead Counsel’s request for an award of Attorneys’ Fees and Expenses. Class Members do not need to appear at the hearing or take any other action to indicate their approval.

CAN I SEE THE COURT FILE?

WHOM SHOULD I CONTACT IF I HAVE QUESTIONS?

This Notice contains only a summary of the terms of the proposed Settlement. More detailed information about the Class Action is available at http://www.abercrombie.com/anf/investors/investorrelations.html, including, among other documents, the Stipulation. You or your attorney may examine the Court files during regular business hours at the Court. Questions about the Settlement or about this Notice in general should be directed to:

Eric L. Zagar

KESSLER TOPAZ MELTZER & CHECK, LLP

280 King of Prussia Road

Radnor, PA 19087

Facsimile: 610-667-7056

ezagar@ktmc.com

Class Plaintiff’s Lead Counsel

DO NOT CALL OR WRITE THE COURT OR THE OFFICE OF THE

CLERK OF COURT REGARDING THIS NOTICE.

Dated: March 24, 2016

By Order of the Clerk of Court

United States District Court

for the Southern District of Ohio